SAFETY COMPONENTS INTERNATIONAL, INC.
                            2160 North Central Road
                           Fort Lee, New Jersey 07024



June 30, 1998


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re: Safety Components International, Inc. (the "Company") Registration Statement on Form S-8

Ladies and Gentlemen:

     Enclosed herewith for filing under the Securities Act of 1933, as amended, is the Company's Registration Statement on Form S-8, together with exhibits thereto (the "Registration Statement"). The Company has previously paid by wire transfer the required filing fee of $43.00 (Federal Wire Number 000083).

     The Company will retain in its files a manually executed copy of the Registration Statement.

     If you have any comments or questions with respect to the Registration Statement, please call the undersigned at 201-592-0008.

Very truly yours,


/s/ GEORGE D. PAPADOPOULOS
--------------------------
George D. Papadopoulos


Enclosures

As filed with the Securities and Exchange Commission on June 30, 1998.

                              Registration No. 333-
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                      SAFETY COMPONENTS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                    33-0596831
(State or other jurisdiction of            (I.R.S. Employer Identification
   incorporation or organization)                           Number)

                             2160 North Central Road
                               Fort Lee, NJ 07024

               (Address of principal executive offices) (Zip Code)

                               OPTIONS GRANTED TO
                            MARKET PATHWAYS FINANCIAL
                             RELATIONS INCORPORATED
                            (Full title of the Plan)

                                Jeffrey J. Kaplan
                      Safety Components International, Inc.
                             2160 North Central Road
                               Fort Lee, NJ 07024
                                 (201) 592-0008
                      (Name, address and telephone number,
                   including area code, of agent for service)
                                   Copies to:
                            Richard A. Goldberg, Esq.
                           Shereff, Friedman, Hoffman
                                 & Goodman, LLP
                                919 Third Avenue
                            New York, New York, 10022
                                 (212) 758-9500

                         CALCULATION OF REGISTRATION FEE


                                                             Proposed            Proposed
            Title of                                         Maximum              Maximum
           Securities                    Amount           Offering Price         Aggregate             Amount of
        to be Registered           to be Registered(1)     Per Share(2)       Offering Price      Registration Fee(3)
--------------------------------   -------------------    --------------      --------------      -------------------
Common Stock, par                    15,000 shares           $9.75              $146,250                 $43
value $0.01 per share...........
================================   ===================    ==============      ==============      ===================

(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (h) on the basis of the exercise price.

(3) The Registration Fee has been calculated pursuant to Rule 457(h) as follows: 15,000 multiplied by .000295.

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents By Reference

         The following documents which have been filed by Safety Components International, Inc., a Delaware corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement.

         (1) The Registrant's Annual Report on Form 10-K for the period ended March 28, 1998.

         (2) The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), which is contained in a registration statement on Form 8A filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the time of filing of such documents. Any statement contained in the documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         The indemnification of officers and directors of the Company is governed by Section 145 of the DGCL and the Certificate of Incorporation. Among other things, the DGCL permits indemnification of a director, officer, employee or agent of the Company in civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the corporation) to which such person is a party or is threatened to be made a party by reason of the fact of such relationship with the corporation or the fact that such person is or was serving in a similar capacity with another entity at the request of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The DGCL permits idemnification of a director, officer, employee or agent in actions or suits by or in the right of the corporation to which such person is a party or is threatened to be made a party by reason of the fact of such relationship with the corporation or the fact that such person is or was serving in a similar capacity with another entity at the request of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Under the DGCL, to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding or any claim, issue or matter therein (whether or not the suit is brought by or in the right of the corporation), such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In all cases in which indemnification is permitted (unless ordered by a court), it may be made by the corporation only as authorized in the specific case upon a determination that the applicable standard of conduct has been met by the party to be indemnified. The determination must be made (i) by a majority of the directors who were not parties to the action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. The statute authorizes the corporation to pay expenses (including attorneys' fees) incurred by an officer or director in advance of a final disposition of a proceeding upon receipt of an undertaking by or on behalf of such director or officer, to repay the advances if it shall ultimately be determined that such person was not entitled to indemnification. Such expenses (including attorneys' fees) incurred by other employees and agents may be paid upon such terms and conditions, if any, as the Board may determine. The DGCL provides that indemnification and advances of expenses permitted thereunder are not to be exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. The DGCL also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

         The Certificate of Incorporation provides that the Company shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or alleged action in any other capacity while serving as a director, officer, employee or agent, to the maximum extent authorized by the DGCL, and the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties pursuant to the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with such proceeding and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The Certificate of Incorporation provides that the right to indemnification contained therein is a contract right and includes the right to be paid by the Company for the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon receipt by the Company of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in the Certificate. The Company maintains directors' and officers' liability insurance covering certain liabilities incurred by the directors and officers of the Company in connection with the performance of their duties.

Item 7.  Exemption From Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         The  following   exhibits  are  filed  as  part  of  this  registration
statement:

         4.1 Form of Agreement for Financial Public Relations Services, dated as of July 1, 1997, by and between the Registrant and Market Pathways Financial Relations Incorporated.

         5.1      Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

         23.1     Consents of Price Waterhouse LLP.

         23.2     Consent of Arthur Andersen LLP.

         23.3 Consent of Shereff,  Friedman, Hoffman & Goodman, LLP (included in
Exhibit 5.1).

         24.1 Power of Attorney (included in signature page to this registration statement).

Item 9.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by section
                  10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(l)(i) and (ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section

13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lee, State of New Jersey, on this 30th day of June, 1998.

                      SAFETY COMPONENTS INTERNATIONAL, INC.


                                   By:   /s/ ROBERT A. ZUMMO
                                         -------------------
                                         Robert A. Zummo
                                         President and Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Robert A. Zummo and Jeffrey J. Kaplan, and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents (with full power of each of them to act alone) full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


     Signature                                    Title                                     Date
----------------------------          ------------------------------------------        --------------

/S/ ROBERT A. ZUMMO
-------------------                   Chairman of the Board, President and Chief         June 30, 1998
Robert A. Zummo                       Executive Officer
                                      (Principal Executive Officer)

/S/ JEFFREY J. KAPLAN
---------------------                 Director, Executive Vice President and             June 30, 1998
Jeffrey J. Kaplan                     Chief Financial Officer
                                      (Principal Financial Officer)

/S/ GEORGE D. PAPADOPOULOS
--------------------------            Corporate Controller and Secretary                 June 30, 1998
George D. Papadopoulos                (Chief Accounting Officer)

/S/ JOSEPH J. DIOGUARDI
-----------------------               Director                                           June 30, 1998
Joseph J. DioGuardi

/S/ FRANCIS X. SOUZZI
---------------------                 Director                                           June 30, 1998
Francis X. Suozzi

/S/ ROBERT J. TOROK
-------------------                   Director                                           June 30, 1998
Robert J. Torok


                      SAFETY COMPONENTS INTERNATIONAL, INC.

                                    FORM S-8
                             REGISTRATION STATEMENT

                                  EXHIBIT INDEX


Exhibit

4.1 Form of Agreement for Financial Public Relations Services, dated as of July 1, 1997, by and between the Registrant and Market Pathways Financial Relations Incorporated.

5.1      Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

23.1     Consents of Price Waterhouse LLP.

23.2     Consent of Arthur Andersen LLP.

23.3     Consent of  Shereff,  Friedman,  Hoffman & Goodman,  LLP  (included  in
         Exhibit 5.1).

24.1 Power of Attorney (included in signature page to this registration statement).